EXHIBIT 21

SUBSIDIARIES OF CBRE GROUP, INC.
AT DECEMBER 31, 2025
The following is a list of subsidiaries of CBRE Group, Inc. (the “Company”) as of December 31, 2025, omitting subsidiaries which, considered in the aggregate as if they were a single subsidiary, would not constitute a “significant subsidiary” under Rule 1-02(w) of Regulation S-X.

Name	State (or Country) of Incorporation

Angus Consulting Management Limited	Ontario
Beijing CBRE Property Management Services Limited	Beijing
Carpenters Logistics Center I, LLC	Delaware
CBRE (Shanghai) Management Limited	Shanghai
CBRE (Thailand) Co., Ltd.	Thailand
CBRE A/S	Denmark
CBRE Acquisition Sponsor, LLC	Delaware
CBRE Advisory (IRL) Limited	Ireland
CBRE B.V.	Netherlands
CBRE Business Lending, Inc.	Delaware
CBRE Capital Advisors, Inc.	Delaware
CBRE Capital Markets, Inc.	Texas
CBRE Clarion REI Holding, LLC	Delaware
CBRE Conseil & Transaction SAS	France
CBRE Consultoria do Brasil Ltda.	Brazil
CBRE Design Collective, Inc.	Georgia
CBRE Evergreen Acquisition Co. 2 Limited	United Kingdom
CBRE GCS, S. de R.L. de C.V.	Mexico
CBRE GDS, LLC	Delaware
CBRE Germany Holdings GmbH	Germany
CBRE Global Acquisition Limited	United Kingdom
CBRE Global Services Finance Subsidiary Limited	United Kingdom
CBRE Global Services GmbH	Switzerland
CBRE GmbH	Switzerland
CBRE GWS (Ireland) Limited	Ireland
CBRE GWS Belgium NV	Belgium
CBRE GWS Denmark ApS	Denmark
CBRE GWS ESPAÑA SL	Spain
CBRE GWS France SAS	France
CBRE GWS GmbH	Switzerland
CBRE GWS IFM Industrie GmbH	Germany
CBRE GWS IFM Phils. Corp.	Philippines

Name	State (or Country) of Incorporation
CBRE GWS Integrated Facility Management B.V.	Netherlands
CBRE GWS Limited	United Kingdom
CBRE GWS LLC	Delaware
CBRE GWS Pte. Ltd.	Singapore
CBRE GWS S.r.l.	Italy
CBRE GWS Sdn. Bhd.	Malaysia
CBRE GWS Sp. z o.o.	Poland
CBRE GWS Sweden AB	Stockholm
CBRE GWS Technical Division S.r.l.	Italy
CBRE HMF, Inc.	Delaware
CBRE Holding SAS	France
CBRE Holdings Limited	Mauritius
CBRE Investment Management (NL) B.V.	Netherlands
CBRE Investment Management Europe B.V.	Netherlands
CBRE Investment Management II, LLC	California
CBRE Investment Management Indirect Limited	United Kingdom
CBRE Investment Management Limited	United Kingdom
CBRE Investment Management Luxembourg S.à r.l.	Luxembourg
CBRE Investment Management, LLC	Delaware
CBRE K.K.	Japan
CBRE Limited	Hong Kong
CBRE Limited (Canada)	Canada
CBRE Limited (U.K.)	United Kingdom
CBRE Managed Services Inc	Delaware
CBRE Managed Services Limited	United Kingdom
CBRE Multifamily Capital, Inc.	Delaware
CBRE Project Management, S.A.	Madrid
CBRE Pte. Ltd.	Singapore
CBRE Pty Limited	Australia
CBRE Real Estate S.A.	Spain
CBRE S.p.A.	Italy
CBRE Services, Inc.	Delaware
CBRE South Asia Private Limited	India
CBRE sp. Z o.o	Poland
CBRE Technical Services, LLC	Delaware
CBRE Teknisk Servicepartner A/S	Denmark
CBRE Titan Acquisition Co. Limited	United Kingdom
CBRE US Jersey Limited	Jersey
CBRE, Inc.	Delaware
CBRE, S.A. de C.V.	Mexico

Name	State (or Country) of Incorporation
Direct Line Global, LLC	California
FacilitySource, LLC	Delaware
Full Spectrum Acquisition Corp.	Delaware
Heery Holdings, Inc.	Delaware
HITRAC Engineering Group S.p.A.	Italy
HS Chapel Ridge, LLC	Delaware
HS Grove, LLC	Delaware
HS Perimeter Summit, LLC	Delaware
HSR Hawes Crossing, LLC	Delaware
HSR Meadow Glen, LLC	Delaware
Industrious National Management Company LLC	Delaware
J & J Maintenance, Inc.	Texas
J&J Worldwide Services, Inc.	Texas
Labs at Belward Farm, LLC	Delaware
Millman Surveying, Inc.	Ohio
Mission Buyer Corp.	Delaware
Raven Insurance Company, Ltd.	Cayman Islands
Shanghai CBRE GWS Facility Management Co., Ltd.	Shanghai
Taurus Project Controls Consulting LLC	Massachusetts
Tmax Holdings II, Inc.	Delaware
Trammell Crow Arizona Development, Inc.	Delaware
Trammell Crow Company Logistics (Heywood) Limited	Jersey
Trammell Crow Company Logistics (Milton Keynes) Limited	Jersey
Trammell Crow Company Logistics (Shepcote) Limited	United Kingdom
Trammell Crow Company, LLC	Delaware
Turner & Townsend Arabia Limited	Saudi Arabia
Turner & Townsend Canada Inc	Canada
Turner & Townsend Contract Services Limited	United Kingdom
Turner & Townsend Cost Management Limited	United Kingdom
Turner & Townsend GmbH	Germany
Turner & Townsend Group Limited	United Kingdom
Turner & Townsend Infrastructure Limited	United Kingdom
Turner & Townsend International Limited	United Kingdom
Turner & Townsend International Limited (Dubai Branch)	Dubai
Turner & Townsend Limited	Dublin
Turner & Townsend PJM UK Limited	United Kingdom
Turner & Townsend PJM US LLC	Delaware
Turner & Townsend Project Management Limited	United Kingdom
Turner & Townsend Project Management Pty Ltd	Queensland
Turner & Townsend Pty Ltd	Australia
Turner & Townsend, Inc.	Delaware